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                                                                    EXHIBIT 10.3
December 26, 2000


Mr. Mark Grundy


Re:  RESIGNATION AND RELEASE OF CLAIMS AGREEMENT

Dear Mr. Grundy:

  This letter sets forth the agreement between you and MindArrow Systems, Inc. ("the Company"), regarding your resignation as an employee of the Company.

     1. EFFECTIVE DATE. The resignation of your employment from the Company shall be effective as of the close of business on December 31, 2000 (the "Effective Date"). On the Effective Date, you shall be paid all earned and unpaid base salary at the rate of $ 21,583.33 (U.S.) per month, less state and federal taxes, for the period from the last regular payday through the Effective Date. You shall also be paid all accrued unused vacation. It is expressly agreed and understood by the parties hereto that the resignation of your employment is by mutual consent and is not in any manner to be construed as termination for cause.

     2. CANCELLATION OF EMPLOYMENT AGREEMENT. In mutual consideration of the promises contained in this resignation agreement (the "Agreement"), effective as of the Effective Date, it is understood that the employment agreement between you and the Company as of June 9, 2000 (the "Employment Agreement") attached hereto as Exhibit 1, shall terminate and be of no further force and effect. Unless otherwise separately defined herein, all capitalized terms used herein shall have the same meaning as defined in the Employment Agreement.

     3. CANCELLATION OF PROMISSORY NOTE. In mutual consideration of the promises contained in this Agreement, effective as of December 31, 2000, it is agreed that the promissory note held by the Company and signed by you dated May 1, 2000 ("Note") attached hereto as Exhibit 2, shall be cancelled and of no further force and effect.

     4. CONSIDERATION BY COMPANY. In mutual consideration of the promises contained in this Agreement, you will receive from the Company a) a sum of $53,104.10 on January 2, 2001; b) a sum of $ 30,000 on July 2, 2001; c) a note for $120,000 paid in amounts of $10,000 on the 1st day of each month over the next twelve (12) months (the "Note") beginning on January 2, 2001; d) payment for the exercise of your options to purchase 175,000 shares of the Company's common stock at $1.00 per share ("Options"); and e) an extension of the option exercise period for all your currently vested stock options totaling options to purchase 275,000 shares of the Company's common stock until January 2, 2002.
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Letter to Mark Grundy
Re. Resignation and Release of Claims
December 26, 2000
Page 2

     5. RESTRICTION ON TRANSFER, SALE OR OTHER DISPOSITION OF SHARES RECEIVED FROM EXERCISED OPTIONS UNTIL JANUARY 2, 2002 ("Lock-up Release Date"). If you do exercise Options prior to the Lock-up Release Date, you agree that you will not transfer, sell or otherwise dispose of the shares received from the exercise of the Options, totaling up to 275,000 shares of the Company's common stock prior to the Lock-up Release Date. You shall be able to exercise your Options and transfer, sell, or otherwise dispose of your shares prior to the Lock-up Release Date if any of the following events occur: (1) if the Company fails to make payment under the Note or under Section 6 below, after 5 working days of receipt of notice from you of non-payment;(2) if Robert I. Webber is no longer President/CEO of the Company; or (3) if the Company terminates the Referral Agreement dated January 1, 2001 between you and the Company prior to December 31, 2001.

     6. COMMISSION PAYMENTS. In mutual consideration of the promises contained in this resignation agreement (the "Agreement"), effective as of the Effective Date, it is agreed that for a period of twelve (12) months beginning January 1, 2001, you shall continue to receive a five (5%) percent commission on Net Revenues received under the Solution Provider agreement with the Connection Group Pty, Ltd.

     "Net Revenues" is defined as revenues actually collected by the Company for Company services rendered to the Solution Provider minus any discounts and commissions paid to third parties outside this agreement.

     7.  RELEASE OF CLAIMS.

         a) In recognition of the consideration recited above, you hereby release and discharge the Company and any of their present, former and future partners, affiliates, direct and indirect parents, subsidiaries (other than the Company ), successors, directors, officers, employees, agents, attorneys, heirs and assigns (collectively, the "Released Parties"), from any and all claims, actions and causes of action that you may have as of the Effective Date with respect to the Released Parties, which arise from all manner of actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, including without restriction those arising out of your employment relationship with the Company and any other released Parties, your rights to any compensation or benefits from the Released Parties in connection with your employment, your Employment Agreement, or the termination of your employment with the Released Parties (collectively, the "Released Claims"). The Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, and any other federal, state or local law whether such claim arises under statute or common law and whether or not you are presently aware of the existence of such claim, damage, action and cause
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Letter to Mark Grundy
Re. Resignation and Release of Claims
December 26, 2000
Page 3

of action, suit or demand, and any personal gain with respect to any claim arising under the provisions of the False Claims Act, 31 U.S.C. 3730, other than an action or suit to enforce this Agreement. You also forever release, discharge and waive any right you may have to recover in any proceeding brought by any federal, state or local agency against the Released Parties to enforce any laws with regard to any Released Claim. You agree that the terms as described in this Agreement shall be in full satisfaction of any and all claims, actions or causes of action for payment or other benefits of any kind that you may have against the Released Parties in respect of Released Claims, other than any claims you may have to vested benefits under any of the Company's employment or compensation agreements, or to any rights or entitlements arising under any stock option agreements. By signing this Agreement, you represent that you have been given the opportunity to consult with the attorney(s) of your choice prior to signing this Agreement and to have those attorney(s) explain the provisions of this Agreement to you and that you have knowingly and voluntarily accepted the terms of the offer as described herein.

         b) The Released Parties hereby release you from any and all claims, actions and causes of action, known or unknown, that the Released Parties, or any of them, may have with respect to you as of the Effective Date, which arise from any and all manner of actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity.

         c) In connection with the releases provided for herein, each of the parties hereto has been advised by counsel of the provisions of Section 1542 of the Civil Code of the State of California and they have read said Section and hereby expressly waive the benefits of said Section, which provides as follows:

             "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

     8.  PROTECTION OF THE COMPANY'S INTERESTS.

         a) EXCLUSIVE PROPERTY. You confirm that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by you relating to the business of the Company shall be and remain the property of the Company. You further agree that you shall deliver to the Company on the Effective Date, and shall not without the consent of the Company retain copies of, any written materials not previously made available to the public, or records and documents that you made or that came into your possession concerning the business or affairs of the Company.
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Letter to Mark Grundy
Re. Resignation and Release of Claims
December 26, 2000
Page 4

         b) NON-DISPARAGEMENT. For a period of twenty-four (24) months after the Effective Date, you agree that you shall not disparage the Company or its products, services, or management to any third party. The Company agrees that in response to any inquiry from a prospective employer directed to MindArrow Systems, Inc., Robert I. Webber or his successor shall respond to the inquiry by highlighting your accomplishments and explaining your departure.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be performed in that state and without regard to laws that might otherwise govern under applicable principles of conflicts of law.

     10. SURIVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

     11. SUCCESSORS AND ASSIGNS. The rights and obligations under this agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Company and to your heirs, executives, successors and assigns.

     12. NON-ADMISSION OF LIABILITY. Both parties to this Agreement acknowledge and agree that this Agreement is a termination and release of claims agreement designed to terminate any employment relationship between the parties and to release any claims that you may have against the Company. This Agreement shall not in any way be construed as an admission of liability by any of the parties to this Agreement.

     13. NON-ASSIGNMENT OF CLAIM. You warrant that you have made no assignment and will make no assignment of any claim, right of action, or any right of any kind whatsoever, embodied in this Agreement and allegations referred to herein, and that no other person or entity of any kind (other than as expressly mentioned above) had or has any interest in any of the demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorneys' fees, costs, expenses, losses or claims referred to herein.

     14. ENTIRE AGREEMENT/MODIFICATION. The terms and provisions of this instrument constitute the entire agreement between the Company and you, and shall supersede all previous communications, representations or agreements, either verbal or written, between the parties hereto with respect to your employment with the Company, including, without limitation, the Employment Agreement, except as otherwise provided herein. This Agreement may not be enlarged, modified, amended or altered except in a writing signed by the Company and you.

     15. KNOWING AND VOLUNTARY AGREEMENT. This Agreement in all respects has been voluntarily and knowingly executed by the parties hereto. You have been advised that this is an important legal document and that you should consult with an attorney of your choice prior to entering
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Letter to Mark Grundy
Re. Resignation and Release of Claims
December 26, 2000
Page 5

into this Agreement. You specifically represent that you have been given an opportunity to consult with counsel and that, to the extent desired, you have consulted with an attorney of your choice regarding the terms and conditions of this Agreement.

     16. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) delivered personally or by facsimile, (ii) transmitted by first-class mail, postage prepaid, or airmail, postage prepaid, in the event of mailing for delivery outside of the country in which mailed, (iii) transmitted by an overnight courier of recognized reputation or of recognized international reputation in the event of an international delivery, or (iv) transmitted by telecopier (with confirmation by airmail or courier), addressed to the Company at its address set forth at the signature page of this Agreement, or at such other address as the Company shall have furnished to each such holder in writing. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on
(A) the date of receipt if delivered personally or by facsimile, (B) the date seven (7) days after posting if transmitted by mail, (C) the date three (3) days after delivery to the courier if sent by recognized or internationally recognized courier service, or (D) the date on which written confirmation would be deemed to have been given as provided above, whether by mail or by courier, as applicable, if transmitted by telecopier, whichever shall first occur.

     17. SEPARABILITY OF THIS AGREEMENT. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     18. TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     20. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the named parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All
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Letter to Mark Grundy
Re. Resignation and Release of Claims
December 26, 2000
Page 6

remedies, whether under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     21. RIGHT TO AUDIT. The Company agrees to make, keep and maintain, in accordance with generally accepted accounting principles and practices, consistently applied from year to year, complete books, records, invoices and records of payments relating to Commissions Payments for a period of one (1) year following Effective Date of this Agreement. You shall have the right to audit and/or examine, either directly or through the Company's authorized representative or agents, during regular business hours and for a reasonable length of time, all books, records, accounts, correspondence, instructions, specifications, plans, drawings, receipts, manuals, contracts, purchase orders, tax returns and memoranda pertinent to this Agreement possessed by the Company.

     22. ARBITRATION. Any disputes concerning this Agreement or otherwise arising out of your employment or the separation of that employment shall be submitted to final and binding arbitration in Orange County, California under the rules of the Judicial Arbitration and Mediation Service ("JAMS"). The arbitrator(s) shall award reasonable attorneys' fees and costs, including expert fees, to the prevailing party in any arbitration or court proceeding, including any appeal.

     Please indicate your agreement and acceptance of the terms and conditions of this Agreement by signing this document in the place provided below.


                      MindArrow Systems, Inc.

                   By:     /s/ Robert I. Webber
                      _______________________________

                      Robert I. Webber, President/CEO


                      ACCEPTED BY:

                            /s/ Mark Grundy
                      _______________________________

                      Mark Grundy